Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                     BROOKS FIBER COMMUNICATIONS LETTERHEAD


March 1, 1996

Mr. Mike Musen
Vice President
FiveCom, Inc.
391 Totten Pond Road, Suite 401
Waltham, MA 02154

Dear Mike:

It is Brooks Fiber Communications' intention to enter into a fiber use agreement with FiveCom, Inc., pursuant to the terms and conditions of Paragraph 3, Section A of the separation agreement dated July 22, 1994 between Brooks Fiber Communications of Massachusetts, Inc. and Mr. Victor Colantonio. The fiber use agreement is subject to the following terms and conditions.

1. Payment of a not-to-exceed price of [**] subject to final adjustment based on actual invoices for labor and material.

2.       [**] fibers between [**] including building entrance on both ends.

3. An option that expires on September 15, 1996, to lease [**] additional fibers at the rates and terms quoted by FiveCom dated February 23, 1996.

4. Bandwidth per fiber pair:

                  [bullet]   Pair A and Pair B:  2.4 Gbs dim capacity
                  [bullet]   Pair C:  1.2 Gbs dim capacity

5. Term co-terminus with the FiveCom right-of-way occupancy agreement due to expire September 27, 2024 with an option to renew for an additional 25 years.

The following technical specifications must be met:

1. A test to verify the optical power loss of each fiber shall be conducted using an OTDR, optical power meter and light sources. The test shall be made at 1550 nanometers.

2. Splice optical fibers using the fusion method.

3.       The individual splice loss must be no greater than 0.02 db per slice.

4. Total end-to-end no greater than 24 db at 1550 nm. OTDR trace and bi-directional power meter readings to be provided to Brooks.

5. Brooks reserves the right to verify the condition of each fiber before making any final payment for the fiber use agreement.

Documentation required:

1.       As-built drawings showing route and splice points.
2.       Splice loss readings (splice log).
3.       End-to-end OTDR signature traces.
4.       End-to-end optical loss measurements.

A detailed breakdown of maintenance and operating expenses is required to verify recurring expenses. Brooks also requires maintenance and repair procedures and response time guarantees, plus a 5-year warranty on the installation and materials.

Kindly confirm acceptance of the foregoing terms by signing in the space provided below.

Sincerely,

BROOKS FIBER COMMUNICATIONS OF MASSACHUSETTS, INC.



By:  /s/Robert J. Shanahan
     ---------------------
     Robert J. Shanahan
     Vice President


Acknowledged and agreed upon as of March 11, 1996

FIVECOM, INC.


By:  /s/Michael Musen
     ----------------
     Michael Musen
     Vice President



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